UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 7, 2011

TIB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Florida	0000-21329	65-0655973
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

599 9th Street North, Suite 101 Naples, Florida		34102-5624
(Address of principal executive offices)		(Zip Code)

(239) 263-3344

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Effective September 7, 2011, GreenBank (the “Bank”), a corporation organized under the laws of the State of Tennessee and wholly owned subsidiary of Green Bankshares, Inc. (“Green Bankshares”), a corporation organized under the laws of the State of Tennessee, merged (the “Merger”) with and into Capital Bank, National Association (“Capital Bank”), a national banking association and subsidiary of TIB Financial Corp (the “Company”), a corporation organized under the laws of the State of Florida, Capital Bank Corporation (the “Capital Bank Corp.”), a corporation organized under the laws of the state of North Carolina, and North American Financial Holdings, Inc. (“NAFH”), a Delaware corporation, with Capital Bank as the surviving entity.

NAFH is the owner of approximately 90% of Green Bankshares’ common stock, approximately 83% of the Capital Bank Corp.’s common stock and approximately 94% of the Company’s common stock. Five of Green Bankshares’ seven directors, and Green Bankshares’ Chief Executive Officer, Chief Financial Officer and Chief Risk Officer are affiliated with NAFH. The same five directors are also five of the Company’s seven directors, and the same three officers serve as the Company’s Chief Executive Officer, Chief Financial Officer and Chief Risk Officer. In addition, the same five directors are also directors of Capital Bank Corp. and the Company’s Chief Executive Officer, Chief Financial Officer and Chief Risk Officer hold those same positions at Capital Bank Corp.

Prior to the Merger, the Bank was a state-chartered banking corporation established in 1890 which had its principal executive offices in Greeneville, Tennessee. The principal business of the Bank consisted of attracting deposits from the general public and investing those funds, together with funds generated from operations and from principal and interest payments on loans, primarily in commercial and residential real estate loans, commercial loans and installment consumer loans. As of June 30, 2011, the Bank had approximately $2.3 billion in total assets, $1.5 billion in loans, $1.9 billion in deposits, $210 million in shareholders’ equity and operated 63 branch offices in Tennessee and one each in North Carolina and Virginia.

The Merger occurred pursuant to the terms of an Agreement and Plan of Merger entered into by and between the Bank and Capital Bank, dated as of September 7, 2011 (the “Merger Agreement”). In the Merger, each share of Bank common stock was converted into the right to receive shares of Capital Bank common stock. As a result of the Merger, the Company now owns approximately 22% of Capital Bank, with NAFH directly owning 19%, Green Bankshares owning 34% and Capital Bank Corp. owning the remaining 25%.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

To the extent that financial statements are required by this Item, such financial statements will be filed in an amendment to this Current Report no later than November 23, 2011.

(b) Pro Forma Financial Information

To the extent that pro forma financial information is required by this Item, such information will be filed in an amendment to this Current Report no later than November 23, 2011.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement of Merger of GreenBank with and into Capital Bank, National Association, by and between GreenBank and Capital Bank, National Association, dated as of September 7, 2011 (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Green Bankshares, Inc. on September 7, 2011) (Exhibits to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted exhibit will be furnished supplementally to the Securities and Exchange Commission upon request).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIB FINANCIAL CORP.

Date: September 13, 2011	By:	/s/ Christopher G. Marshall
Christopher G. Marshall
Chief Financial Officer